UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 25, 2005 (July 19, 2005)

Introgen Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21291 (Commission File Number)	74-2704230 (IRS Employer Identification No.)

301 Congress Avenue, Suite 1850
Austin, Texas 78701
(Address of principal executive offices, including zip code)

(512) 708-9310
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     On April 20, 2005, Introgen Therapeutics, Inc. (the “Company”) entered into a letter agreement (the “Agreement”) with Suiter Limited (“Suiter”) with a term of 90 days (unless shortened or extended as provided therein) under which Suiter will perform investor relations services, as previously disclosed on Form 8-K filed April 25, 2005. On July 19, 2005, the Company and Suiter entered into a letter agreement to amend the Agreement (as amended, the “Amended Agreement”) to extend the term from 90 to 180 days and to provide that thereafter the Amended Agreement will automatically be extended for successive, consecutive thirty-day periods unless either party gives written notice of termination. Additionally, the Company may terminate the Amended Agreement upon the occurrence of certain events as described in the Form 8-K filed April 25, 2005.

     All other terms of the Agreement remain unchanged and are in full force and effect.

Item 3.02 Unregistered Sales of Equity Securities

     The Amended Agreement provides for the issuance of a warrant to purchase up to 500,000 shares of the Company’s common stock (the “Warrant”) as described in the Form 8-K filed April 25, 2005.

     The Warrant will be issued in reliance upon the exemption from registration provided by Regulation S of the Securities Act of 1933.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTROGEN THERAPEUTICS, INC.
By:	/s/ James W. Albrecht, Jr.
James W. Albrecht, Jr.
Chief Financial Officer

Date: July 25, 2005